EXHIBIT 10.1

THE INTERPUBLIC GROUP OF COMPANIES, INC.
EMPLOYEE STOCK PURCHASE PLAN (2016)
As Amended for Purchase Periods commencing on and after October 1, 2020

The purpose of the Plan is to provide employees an opportunity to purchase shares of IPG stock through offerings to be made from time to time during the ten-year period commencing January 1, 2016. 10,000,000 shares in the aggregate were reserved for this purpose.
1. Administration: The Plan shall be administered by the Committee. The Committee shall have authority to adopt rules and regulations for the administration of the Plan; its interpretations and decisions with regard thereto shall be final and conclusive.

2. Eligibility: All employees of the Corporation and any subsidiaries designated by the Committee shall be eligible to participate in the Plan. In addition, employees of any subsidiary designated by the MHRC or General Counsel of the Corporation (each as described in Section 17) shall be eligible to participate in the Plan, provided that the MHRC or General Counsel has determined that extending eligibility to such subsidiary will not have an MFI. In each case, participation in the Plan shall be subject to such rules as the Committee may prescribe from time to time, which rules, however, shall neither permit nor deny participation in the Plan contrary to the requirements of the Code and the regulations promulgated thereunder.

Unless the Committee determines otherwise, the following employees shall not be eligible to participate in an offering:

a.employees who are not employed by the Corporation or a participating subsidiary on the 60th day preceding the Date of Offering; provided that an employee who terminates employment with the Corporation and participating subsidiaries and is rehired by the Corporation or a participating subsidiary within 60 days after such termination shall be treated for purposes of this paragraph as having been employed by the Corporation or a participating subsidiary during the period from termination to rehire;

b. employees whose customary employment on the Date of Offering is less than 20 hours per week; and

c. employees who are classified as temporary employees unless, as of the Date of Offering, more than five months have elapsed since their original date of hire.

Notwithstanding the foregoing, no employee may be granted an option to purchase IPG stock under an offering if, immediately after the option is granted, such employee owns 5% or more of the total combined voting power or value of all classes of stock of the Corporation or its subsidiaries. For purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual, and stock that an employee may purchase under outstanding options shall be treated as stock owned by the employee.

3. Offerings: The Corporation shall make one or more offerings to eligible employees to purchase IPG stock under the Plan.

a. Initial Purchase Period. The first offering under the Plan shall begin on January 1, 2016. The initial Purchase Period shall be the six month period beginning on January 1, 2016, and ending on June 30, 2016.

b. Subsequent Purchase Periods. Each offering after the initial Purchase Period shall begin on the Date of Offering specified by the Committee, which shall be no earlier than July 1, 2016, and shall continue for a period of approximately three months. The terms and conditions of each such offering shall specify the number of shares of IPG stock that may be purchased thereunder. The Purchase Period for one offering shall not overlap with the Purchase Period for any other offering.

An eligible employee’s participation in the Initial Offering and any subsequent offering shall be based on the Compensation that such eligible employee receives during the Purchase Period for such offering (or during the portion of such Purchase Period for which such election applies).

4. Participation: An employee who is eligible to participate in an offering may elect, at the time and in the manner approved by the Committee, to participate in such offering. Such election shall authorize a regular payroll deduction from the employee’s Compensation and shall specify the date on which such deduction is to commence, which may not be retroactive.

5. Deductions: The Corporation shall maintain payroll deduction accounts for all participating employees. An eligible employee may authorize a payroll deduction, with respect to an offering, of up to a maximum of 10% of the Compensation he receives during the Purchase Period for such offering (or during the portion of such Purchase Period for which such election applies).

No employee may be granted an option that permits his rights to purchase stock under the Plan, or any other stock purchase plan of the Corporation or its subsidiaries, to accrue (within the meaning of Section 423(b)(8) of the Code and the regulations there under) at a rate that exceeds $25,000 of the fair market value of stock (determined at the date of the offering) for each calendar year in which the option is outstanding at any time.

6. Deduction Changes:

a. An eligible employee may elect, at the time and in the manner approved by the Committee, to increase or decrease his payroll deduction. The change shall not become effective before the next pay period after the employee makes such election. During a Purchase Period, an eligible employee may elect to increase his payroll deduction only once or to reduce his payroll deduction only once.

b. If an eligible employee goes on a leave of absence without pay for a period of 90 days or less and does not withdraw the cash balance of his payroll deduction account, his deductions shall end following his last full pay period worked but shall resume automatically upon his return to work. If a leave of absence without pay is for a period of more than 90 days, the eligible employee’s deductions shall be canceled and shall not resume automatically upon a return to work.

7. Withdrawal of Funds: An employee may at any time and for any reason permanently withdraw the balance accumulated in his payroll deduction account hereunder, and thereby withdraw from participation in the then-current offering. Partial withdrawals shall not be permitted.

8. Purchase of Shares: Each employee participating in any offering under the Plan shall be granted an option, on the Date of Offering, for as many shares of IPG stock as he elects to purchase with the following amounts:

a. up to 10% of the Compensation received by such employee during the specified Purchase Period (or during the portion of such Purchase Period in which the eligible employee elects to participate), to be paid by payroll deductions during such period; and

b. the balance (if any) carried forward from his payroll deduction account for the preceding Purchase Period pursuant to the final paragraph of this Section 8.

Notwithstanding the preceding sentence, in no event may the number of shares of IPG stock purchased by any employee under an offering with a Purchase Period of three months exceed 900 shares (or, under an offering with a Purchase Period of six months, 1,800 shares).

Payroll deductions from an eligible employee’s Compensation shall be made under each offering to the extent authorized by such employee in a manner approved by the Committee and subject to the limitations that apply to such offering. A separate payroll deduction account shall be maintained for each participating employee with respect to each offering. The payroll deductions from an eligible employee’s Compensation during the Purchase Period for an offering shall be credited to such employee’s payroll deduction account for such offering.

The purchase price for each share purchased under any offering shall be equal to 90% of the lesser of (i) the Average Market Price on the Date of Offering or (ii) the Average Market Price on the last business day of the Purchase Period specified by the offering.

As of the last business day of each Purchase Period, the balance in each participating employee’s payroll deduction account and the purchase price for such Purchase Period shall be determined. If a participating employee has sufficient funds in his payroll deduction account to purchase one or more full shares of IPG stock as of such date, the employee shall be deemed to have exercised his option to purchase such full share or shares (up to the applicable share limit) of IPG stock at such price, his payroll deduction account shall be charged for the amount of the aggregate purchase price for such share or shares, and the ownership of such share or shares shall be appropriately evidenced on the books of the Corporation. If an employee purchases shares of IPG stock hereunder, the Corporation shall deliver, or cause to be delivered, promptly to such employee, a statement reflecting the status of his payroll deduction account.

A participating employee may not purchase a share of IPG stock under any offering after the end of the applicable Purchase Period for such offering. Any balance remaining in an employee’s payroll deduction account at the end of a Purchase Period shall returned to the employee, unless such remaining balance is less than the purchase price for one share, in which case such remaining balance shall be carried forward into the employee’s payroll deduction account for the following Purchase Period. Any balance remaining in an employee’s payroll deduction account at the termination of the Plan shall be refunded automatically to such employee in accordance with Section 18 hereof unless a successor plan becomes effective immediately following the termination of the Plan.

9. [Reserved]

10. Registration of Certificates: Certificates for shares of IPG stock purchased under the Plan shall be registered only in the name of the employee, provided that if the employee so elects, in a manner approved by the Committee, such certificates shall be registered in the employee’s name jointly with a member of his family, with right of survivorship. If an employee resides in a jurisdiction that does not recognize such a joint tenancy, such employee may elect, in a manner approved by the Committee, to have such certificates for shares of IPG stock registered in his name as tenant in common with a member of his family, without right of survivorship.

11. Definitions:

“Average Market Price” on any day means the average of the high and low sales prices, on such day, of shares of IPG stock on the principal securities exchange on which such shares are traded or, if there are no such sales on such day, then the average of the high and low sales prices of such shares on the day or days that the Committee determines to be appropriate for purposes of valuation.

“Board of Directors” means the Board of Directors of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the MHRC, except to the extent the Board of Directors provides otherwise.

“Compensation” means only basic compensation, including any elective deferral under a qualified cash or deferred arrangement under Section 401(k) of the Code (an “elective cash or deferred contribution”) and any salary reduction under a cafeteria plan within the meaning of Section 125 of the Code (a “salary reduction contribution”), and excluding overtime, bonuses, cost-of-living allowances, deferred compensation awards (apart from any elective cash or deferred contribution), or any other extra payment of any kind (apart from any salary reduction contribution). Solely for purposes of the Plan, “Compensation” consisting of an elective cash or deferred contribution or a salary reduction contribution shall be deemed to be received by the employee on the date on which the contribution would have been paid to the employee but for the employee’s election.

“Corporation” means The Interpublic Group of Companies, Inc.

“Date of Offering” shall be the first Working Day during the Purchase Period specified for any offering made under the Plan.
“IPG stock” means the common stock of the Corporation.

“MHRC” means the Management and Human Resources Committee of the Corporation.

“MFI” means a positive or negative material financial impact on the Corporation. For purposes of Section 17, the determination as to whether an amendment has or potentially has a positive or negative material financial impact shall be made by the MHRC or the General Counsel of the Corporation, in its or his sole discretion, and shall not be subject to challenge or question by any person; provided, however, that the Board of Directors shall have the authority, in its sole discretion, to rescind such determination ab initio, in which case any amendment adopted pursuant to such determination shall also be void ab initio. A termination of the Plan in its entirety, as referred to in Section 18, shall be deemed to result in an MFI for purposes of Section 17.

“Plan” means The Interpublic Group of Companies, Inc. Employee Stock Purchase Plan (2016), as set forth herein and amended from time to time.

“Purchase Period” means the period of approximately three months (or, for the initial Purchase Period, six months), commencing on a Date of Offering and during which an eligible employee may purchase shares of IPG stock.

“Subsidiary” means any subsidiary of the Corporation, whether presently a subsidiary or hereafter becoming a subsidiary, all within the meaning of Section 424(f) of the Code and the regulations promulgated there under.

“Working Day” means a day other than a Saturday, Sunday, or a holiday scheduled by the Corporation.

12. Rights as a Stockholder: None of the rights or privileges of a stockholder of the Corporation shall exist with respect to shares purchased under the Plan unless and until such shares shall have been appropriately evidenced on the books of the Corporation.

13. Rights on Termination of Employment: In the event of a participating employee's termination of employment prior to the last business day of a Purchase Period, no payroll deduction shall be taken from any amount payable to him after the effective date of such termination. The balance in the employee's payroll deduction account shall be paid to the employee or, in the event of the employee's death, (a) to the executor or administrator of the employee's estate, or (b) if no such executor or administrator has been appointed to the knowledge of the Committee, to such other person(s) as the Committee may, in its discretion, designate. If, prior to the last business day of the Plan Period, the participating Subsidiary by which an employee is employed shall cease to be a subsidiary of the Corporation, or if the employee is transferred to a subsidiary of the Corporation that is not a participating Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

14. Rights Not Transferable: Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during his lifetime only by him.

15. Application of Funds: All funds received or held by the Corporation under the Plan may be used for any corporate purpose.

16. Adjustment in Case of Changes Affecting IPG Stock: In the event of a subdivision of the outstanding shares of IPG stock, or the payment of a stock dividend on shares of IPG stock, the number of shares of IPG stock reserved under the Plan, including shares covered by outstanding grants to participating employees, shall be increased proportionately, and the purchase price for each participant at such time reduced proportionately, and such other adjustment shall be made as may be deemed equitable by the Board of Directors. In the event of any other change affecting IPG stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

17. Amendment of the Plan: The Corporation may at any time, or from time to time, amend the Plan in any respect as set forth in this Section 17; provided, however, that without the approval of the stockholders of the Corporation, no amendment shall be made to the Plan which (i) increases or decreases the number of shares reserved under the Plan (other than as provided in Section 16 hereof) or (ii) decreases the purchase price per share (other than as provided in Section 16 hereof). The authority of the Corporation may be exercised by the Board, the MHRC, or the General Counsel of the Corporation, as follows:

a. Authority of the Board. The Board of Directors by duly adopted written resolution may modify or amend the Plan in whole or in part, prospectively or retroactively, at any time and from time to time. The Board of Directors by duly adopted written resolution may delegate the power to so modify or amend the Plan to one or more officers of the Corporation, subject to such conditions as the Board of Directors may in its sole discretion impose.

b. Authority of the MHRC. Without limiting the authority of the Board of Directors under subsection (a), above, and without the necessity of a specific delegation of authority from the Board of Directors, the MHRC may adopt any amendment or modification to the Plan that, in the opinion of the MHRC, would not have an MFI. The MHRC may delegate to any officer or other employee of the Corporation the power to execute any amendment or modification authorized under this Section 17(b).

c. Authority of the General Counsel. Without limiting the authority of the Board of Directors under subsection (a), above, or the MHRC under subsection (b), above, and without the necessity of a specific delegation of authority from the Board of Directors, the General Counsel of the Corporation may:

i. adopt any amendment or modification to the Plan that, in the opinion of the General Counsel, is necessary or appropriate to comply with applicable laws and regulations, including but not limited to the Code and applicable securities laws, and including any optional provision permitted under such applicable law or regulation; and

ii. adopt any amendment or modification to the Plan that, in the opinion of the General Counsel:

(A) is necessary for orderly administration of the Plan or to conform the Plan's terms to its administration; and

(B) would not potentially have an MFI. In the event that the General Counsel determines that a proposed amendment of the Plan described in this paragraph (ii) may potentially have an MFI, the General Counsel shall refer the proposed amendment to the MHRC. If the MHRC determines that such proposed amendment would not have an MFI, the MHRC may, without a delegation of authority from the Board, adopt such proposed amendment by exercising its authority under subsection (b), above. If the MHRC determines that such proposed amendment would have an MFI, the MHRC shall refer the proposed amendment to the Board of Directors for its consideration and adoption under subsection (a), above.

d. Adoption by Written Instrument. Any modification or amendment of the Plan by the MHRC under subsection (b), by the General Counsel under subsection (c) or by one or more officers or employees of the Corporation to whom authority is delegated under subsection (a) or (b) shall be adopted by a written instrument executed by the MHRC, General Counsel, such officer or officers, or such employees, as applicable.

e. Implementation of Amendments. The officers of the Corporation may take all actions necessary or appropriate to implement or effectuate any amendment or modification to the Plan described in this Section 17.

f. Successor Title or Entity. The title of an officer or employee or name of an entity with responsibility or authority under this Section 17 shall include any successor title or name, as applicable, insofar as such title or name may be changed from time to time.

18. Termination of the Plan: The Plan and all rights of employees under any offering hereunder shall terminate on December 31, 2025, or, if earlier:

a. on the day that participating employees become entitled to purchase a number of shares of IPG stock equal to or greater than the number of such shares then available for purchase hereunder. If the number of shares of IPG stock so purchasable exceeds the number of such shares then available for purchase hereunder, the available shares of IPG stock shall be allocated by the Committee among such participating employees in such manner (consistent with the requirements of Section 423(b)(4) and (5) of the Code and the regulations there under) as it deems fair; or

b. on any other date determined by the Board of Directors in its discretion.

The Purchase Period under any offering hereunder may not end after December 31, 2025. Upon termination of the Plan, all amounts in the payroll deduction accounts of participating employees shall be promptly refunded unless those amounts are carried forward, in accordance with the final paragraph of Section 8 hereof, into the payroll deduction accounts established under a successor plan.

19. Governmental Regulations: The Corporation’s obligation to sell and deliver IPG stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

20. General Provisions:

a. Effective Date. The Plan shall become effective on January 1, 2016.

b. In accordance with Treas. Reg. § 1.423-2(a)(2)(ii), the Corporation shall seek shareholder approval of the Plan within 12 months after the Effective Date. If shareholder approval is not received by that date, the Plan shall be terminated.

c. No Right to Options; No Shareholder Rights. No employee shall have any right to be granted any option under the Plan. No person shall have any rights as a shareholder with respect to any IPG stock to be issued under the Plan prior to the issuance thereof.

d. No Right to Employment. No person shall have any claim or right to be granted an option, and the grant of an option shall not be construed as giving any person the right to be retained in the employ of the Corporation or any subsidiary. Further, the Corporation and each subsidiary expressly reserve the right at any time to dismiss an employee free from any liability, or any claim under the Plan, except as expressly provided herein.
e. Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

f. Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of receipting therefore shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Committee, the Board of Directors, the Corporation, and all other parties with respect thereto.

g. Rules of Construction. Whenever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as to males; words in the singular shall be deemed to refer also to the plural; and references to a statute or statutory provision shall be construed as if they referred also to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to any regulations and other formal guidance of general applicability issued thereunder.

h. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

i. Applicable Law. The validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New York, without regard to its rules regarding choice of law.